EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Editor’s Contact:
Frank Berry
QLogic Corporation
Phone: (949) 389-6499
frank.berry@qlogic.com

Investor’s Contact:
Tony Massetti
QLogic Corporation
Phone: (949) 389-7533
tony.massetti@qlogic.com

QLOGIC REPORTS FIRST QUARTER
RESULTS FOR FISCAL YEAR 2006
Record Revenue Levels Achieved For Third Straight Quarter

Aliso Viejo, Calif., July 20, 2005 – QLogic Corporation (Nasdaq:QLGC), the leader in Fibre Channel host bus adapters (HBAs), today announced its first quarter financial results for the period ended July 3, 2005.

Net revenue for the first quarter of fiscal 2006 was a record $158.8 million and increased 22% from the $129.8 million reported in the comparable quarter last year. Fibre Channel product revenue for the first quarter of fiscal 2006 was $125.5 million and represented 79% of the Company’s total revenue. Fibre Channel product revenue for the first quarter was up 20% from the comparable quarter last year. Net income on a GAAP basis for the first quarter of fiscal 2006 was $41.8 million, or $0.45 per share on a diluted basis, an increase of 30% from the $32.2 million, or $0.34 per share on a diluted basis, reported in the first quarter of last year.

“We are very pleased with the strong year over year growth of our Fibre Channel products,” said H.K. Desai, the Company’s chairman, chief executive officer and president. “During the first quarter, our Fibre Channel HBA revenue increased 24% and our Fibre Channel switch revenue grew 43% over the same period last year.”

The Company uses certain non-GAAP measures to supplement financial statements based on GAAP. A summary of these non-GAAP financial measures and a complete reconciliation of each non-GAAP measure to the most directly comparable GAAP measure, as well as a description of the reasons that management believes that these non-GAAP financial measures provide useful information to investors and the additional purposes for which management uses these non-GAAP financial measures is presented in the accompanying financial schedules.

Non-GAAP net income for the first quarter of fiscal 2006 was $41.8 million, or $0.45 per share on a diluted basis, and increased 23% from the $34.0 million, or $0.36 per share on a diluted basis, reported in the first quarter of last year.

During the first quarter of fiscal 2006, the Company generated $55 million in cash from operations and repurchased $55 million of its common stock pursuant to the Company’s stock repurchase program. The Company’s balance sheet at the end of the first quarter of fiscal 2006 was highlighted by $813 million of cash and short-term investments and over $1 billion in total assets.

QLogic’s fiscal 2006 first quarter conference call is scheduled for today at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time). H.K. Desai, chairman of the board, chief executive officer and president, and Tony Massetti, senior vice president and chief financial officer, will host the conference call. The call is being webcast live via the Internet at www.qlogic.com. Phone access to participate in the conference call is available at (719) 457-2654, passcode: 4720881.

The financial information that the Company intends to discuss during the conference call will be available on the Company’s website at www.qlogic.com for 12 months following the conference call. A replay of the conference call will be available via webcast for 12 months on the Company’s website at www.qlogic.com. An audio replay of the conference call will also be available through August 3, 2005 by calling (719) 457-0820, passcode: 4720881.

About QLogic

QLogic is the leading supplier of Fibre Channel host bus adapters (HBAs), Fibre Channel blade server switches, Fibre Channel stackable switches, tape controllers and hard disk controllers. The Company is also a leading supplier of iSCSI HBAs. QLogic products are delivered to small, medium and large enterprises around the world, powering solutions from leading companies like Cisco, Dell, EMC, Fujitsu, Hitachi, HP, IBM, NEC, Network Appliance, Quantum, StorageTek and Sun Microsystems. QLogic is a member of the S&P 500 Index and NASDAQ 100 Index. For more information, visit www.qlogic.com.

Note: All QLogic-issued press releases appear on the Company’s website (www.qlogic.com). Any announcement that does not appear on the QLogic website has not been issued by QLogic.

Disclaimer — Forward Looking Statements

This press release contains statements relating to future results of the Company (including certain beliefs and projections regarding business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied in the forward-looking statements. The Company advises readers that these potential risks and uncertainties include, but are not limited to: potential fluctuations in operating results; gross margins that may vary over time; revenues may be affected by changes in IT spending levels; the stock price of the Company may be volatile; the Company’s dependence on the storage area network market; the ability to maintain and gain market or industry acceptance of the Company’s products; the Company’s dependence on a limited number of customers; seasonal fluctuations and uneven sales patterns in orders from customers; the Company’s ability to compete effectively with other companies; declining average unit sales prices of comparable products; a reduction in sales efforts by current distributors; reliance on third party licenses;

dependence on sole source and limited source suppliers; the Company’s dependence on relationships with certain silicon chip suppliers; the complexity of the Company’s products; sales fluctuations arising from customer transitions to new products; the uncertainty associated with SOX 404 compliance; environmental compliance costs; terrorist activities and resulting military actions; international, economic, regulatory, political and other risks; uncertain benefits from strategic business combinations; the ability to maintain or expand upon strategic alliances; the strain on resources caused by growth and expansion; the ability to attract and retain key personnel; the decreased effectiveness of equity compensation; difficulties in transitioning to smaller geometry process technologies; the ability to protect proprietary rights; the ability to satisfactorily resolve any infringement claims; changes in tax laws or adverse tax audit results; computer viruses and other tampering with our computer system; charter documents and stockholder rights plan that may discourage a business combination; and facilities located in areas subject to earthquakes and other natural disasters.

More detailed information on these and additional factors which could affect the Company’s operating and financial results are described in the Company’s Forms 10-K, 10-Q and other reports filed, or to be filed, with the Securities and Exchange Commission. The Company urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. The forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

QLogic and the QLogic logo are registered trademarks of QLogic Corporation. Other trademarks and registered trademarks are the property of the companies with which they are associated.

QLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited — in thousands, except per share amounts)

	Three Months Ended
	July 3,	April 3,	June 27,
	2005	2005	2004

Net revenues	$158,834	$157,231	$129,811
Cost of revenues	50,874	48,248	39,955

Gross profit	107,960	108,983	89,856

Operating expenses:
Engineering and development	23,587	24,232	23,155
Sales and marketing	16,709	15,909	14,200
General and administrative	4,157	4,305	4,213

Total operating expenses	44,453	44,446	41,568

Operating income	63,507	64,537	48,288

Interest and other income	6,119	5,539	3,633

Income before income taxes	69,626	70,076	51,921

Income taxes	27,849	23,921	19,718

Net income	$41,777	$46,155	$32,203

Net income per share:
Basic	$0.46	$0.50	$0.34
Diluted	$0.45	$0.49	$0.34

Number of shares used in per share computations:
Basic	91,533	92,093	93,346
Diluted	92,672	93,849	94,107

QLOGIC CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(unaudited — in thousands, except per share amounts)

	Three Months Ended
	July 3,	April 3,	June 27,
	2005	2005	2004

GAAP net income	$41,777	$46,155	$32,203
Items excluded from GAAP net income:
Merger related stock compensation charges included in engineering and development expenses	–	511	1,823

Non-GAAP net income	$41,777	$46,666	$34,026

Diluted net income per share:
GAAP net income	$0.45	$0.49	$0.34
Adjustments	–	0.01	0.02

Non-GAAP net income	$0.45	$0.50	$0.36

Non-GAAP Financial Measurements

The non-GAAP financial measurements contained herein are a supplement to the corresponding financial measurements prepared in accordance with generally accepted accounting principles (GAAP). The non-GAAP financial information presented excludes non-cash merger related stock compensation charges, which relate to the Company’s acquisition of Little Mountain Group, Inc. in January 2001. Such non-cash charges ended during the fourth quarter of fiscal 2005. Management believes this item is not indicative of the Company’s on-going core operating performance.

The Company has presented non-GAAP net income and non-GAAP diluted net income per share, on a basis consistent with its historical presentation, to assist investors in understanding the Company’s core net income and non-GAAP diluted net income per share on an on-going basis. The non-GAAP presentation also enhances comparisons of the Company’s core net profitability with historical periods and comparisons of the Company’s core net profitability with the corresponding results for competitors. Management believes that on-going net income and diluted net income per share are important measures in the evaluation of the Company’s profitability. These non-GAAP financial measures exclude the adjustment described above, and thus provide an overall measure of the Company’s on-going net profitability and related profitability on a diluted per share basis.

Management uses non-GAAP net income in its evaluation of the Company’s core after-tax results of operations and trends between fiscal periods and believes that this measure is an important component of its internal performance measurement process. In addition, the Company prepares and maintains its budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measurement.

The non-GAAP financial measurements presented herein have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP information presented by the Company may be different from the non-GAAP measures used by other companies.

QLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited — in thousands)

	July 3, 2005	April 3, 2005
ASSETS

Current assets:
Cash and cash equivalents	$47,680	$165,644
Short-term investments	765,538	646,694
Accounts receivable, net	77,104	63,526
Inventories	26,839	29,626
Other current assets	28,704	34,029

Total current assets	945,865	939,519

Property and equipment, net	78,598	77,464
Other assets	9,132	9,357

	$1,033,595	$1,026,340

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$18,952	$20,186
Accrued compensation	12,638	22,259
Income taxes payable	39,773	17,999
Other liabilities	10,647	8,377

Total current liabilities	82,010	68,821

Deferred tax liabilities	1,570	1,336

Stockholders’ equity:
Common stock	97	96
Additional paid-in capital	510,629	504,760
Retained earnings	641,499	599,722
Accumulated other comprehensive loss	(2,210)	(3,394)
Treasury stock	(200,000)	(145,001)

Total stockholders’ equity	950,015	956,183

	$1,033,595	$1,026,340

QLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited — in thousands)

	Three Months Ended
	July 3,	June 27,
	2005	2004

Cash flows from operating activities:
Net income	$41,777	$32,203
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,501	3,642
Deferred income taxes	3,612	(3,175)
Tax benefit from issuance of stock under stock plans	804	33
Stock-based compensation	175	187
Provision for losses on accounts receivable	(75)	399
Loss on disposal of property and equipment	32	–
Changes in operating assets and liabilities:
Accounts receivable	(13,503)	(249)
Inventories	2,787	(1,404)
Other assets	1,483	(146)
Accounts payable	(1,234)	(440)
Accrued compensation	(9,621)	(6,306)
Income taxes payable	21,774	18,827
Other liabilities	2,270	320

Net cash provided by operating activities	54,782	43,891

Cash flows from investing activities:
Purchases of marketable securities	(252,087)	(254,877)
Sales and maturities of marketable securities	134,849	241,329
Additions to property and equipment	(5,400)	(4,396)

Net cash used in investing activities	(122,638)	(17,944)

Cash flows from financing activities:
Proceeds from issuance of stock under stock plans	4,891	1,182
Purchase of treasury stock	(54,999)	(40,008)

Net cash used in financing activities	(50,108)	(38,826)

Net decrease in cash and cash equivalents	(117,964)	(12,879)

Cash and cash equivalents at beginning of period	165,644	62,911

Cash and cash equivalents at end of period	$47,680	$50,032

QLOGIC CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(unaudited — in thousands)

Net Revenues

A summary of the Company’s revenue components is as follows:

	Three Months Ended
	July 3,	April 3,	June 27,
	2005	2005	2004

Fibre Channel products	$125,527	$118,238	$104,798
SCSI products	30,552	35,986	24,082
Other	2,755	3,007	931

	$158,834	$157,231	$129,811

Geographic Revenues

Revenues by geographic area are presented based upon the country of destination. Net revenues by geographic area are as follows:

	Three Months Ended
	July 3,	April 3,	June 27,
	2005	2005	2004

United States	$65,614	$61,100	$53,516
International	93,220	96,131	76,295

	$158,834	$157,231	$129,811